As filed with the Securities and Exchange Commission on May 29, 2002.

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                      -----
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                      -----
                               PARKERVISION, INC.
             (Exact name of registrant as specified in its charter)

                FLORIDA                                    59-2971472
       (State or jurisdiction of                        (I.R.S. Employer
     Incorporation or organization)                  Identification Number)

                               8493 BAYMEADOWS WAY
                           JACKSONVILLE, FLORIDA 32256
                    (Address of principal executive offices)

                           OTHER EMPLOYEE OPTION PLANS
                            (Full title of the Plans)

                      Jeffrey Parker, Chairman of the Board
                               ParkerVision, Inc.
                               8493 Baymeadows Way
                           Jacksonville, Florida 32256
                                 (904) 737-1367
(Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:

                             David Alan Miller, Esq.
                                 Graubard Miller
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 818-8800

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                    Proposed           Proposed
                                                     maximum           maximum
Title of Securities              Amount to be    offering price       aggregate          Amount of
 to be registered               registered (1)    per share(2)    offering price(1)   registration fee
======================================================================================================
Common Stock, par value         50,000 shares        $5.00           $250,000.00          $23.00
$.01 per share
------------------------------------------------------------------------------------------------------
Total Registration Fee...............................................................     $23.00
------------------------------------------------------------------------------------------------------

     (1) Pursuant to Rule 416, there are also being registered additional securities as may be issued as a result of anti-dilution provisions under the Other Employee Option Plans.

     (2) Pursuant to Rule 457 (g) the registration fee for the 50,000 shares of the Common Stock is calculated on the basis of the exercise price set fort in the above table.

                                   -----------

In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

                                   -----------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION. *

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *

-------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rules 428 and 424 under the Securities Act of 1933 and the Note to Part I of the Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Except for Item 3 and Item 8 disclosure, the contents of Part II of the Registration Statement on Form S-8 (No. 33-93658) previously filed by the Registrant with the Securities and Exchange Commission on June 19, 1995, are incorporated by reference in this Registration Statement.

     On October 13, 1993, the Board of Directors of the Registrant approved the grant of an option to Jeffrey L. Parker, the then Chairman of the Board, Chief Executive Officer and President and currently the Chief Executive Officer and Chairman of the Board, to purchase up to 50,000 shares of Common Stock. The Registrant is filing this Registration Statement to register the 50,000 shares of Common Stock.

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents that we have previously filed with the SEC are incorporated by reference in this registration statement:

     o our annual report on Form 10-K for the fiscal year ended December 31, 2001; and

     o our quarterly report on From 10-Q for the fiscal quarter ended March 31, 2002.

     All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicated that all the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective date of filing. Any statement contained in a document incorporated by reference in this registration statement will be modified or superseded for all purposes to the extent that a statement contained in this registration statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

ITEM 8.        EXHIBITS.

Exhibit No.    Description
-----------    -----------

5.1*           Opinion of Graubard Miller

10.1 Stock Option Agreement of Jeffrey L. Parker issued by the Registrant dated October 11, 1993 (Incorporated by reference to
               Exhibit 10.13 from Registration Statement on Form SB-2 No. 33-70588-A)

23.1* Consent of PricewaterhouseCoopers LLP, independent certified public accountants for Registrant

23.2*          Consent of Graubard Miller (included in Exhibit 5.1)

24.1*          Power of Attorney (included on the signature page hereto.)

----------

*    Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on this 22nd day of May, 2002.

                                      PARKERVISION, INC.


                                      By:  /s/ Jeffrey L. Parker
                                         ---------------------------------------
                                      Jeffrey L. Parker, Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey L. Parker and Richard L. Sisisky his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


 /s/ Jeffrey L. Parker         Chairman of the Board, Chief         May 22, 2002
--------------------------     Executive Officer and Director
     Jeffrey L. Parker         (Principal Executive Officer)

 /s/ Richard L. Sisisky        President, Chief Operating Officer   May 22, 2002
--------------------------     and Director
     Richard L. Sisisky

 /s/ David F. Sorrells         Chief Technical Officer and          May 22, 2002
--------------------------     Director
     David F. Sorrells

 /s/ Stacie Wilf               Secretary, Treasurer and Director    May 22, 2002
--------------------------     (Principal Financial Officer)
     Stacie Wilf

 /s/ Cynthia L. Poehlman       Chief Accounting Officer             May 22, 2002
--------------------------     (Principal Accounting Officer)
     Cynthia L. Poehlman

 /s/ William A. Hightower      Director                             May 22, 2002
--------------------------
     William A. Hightower

 /s/ Richard Kashnow           Director                             May 22, 2002
--------------------------
     Richard Kashnow

 /s/ Amy Newmark               Director                             May 22, 2002
--------------------------
     Amy Newmark

 /s/ Todd Parker               Director                             May 22, 2002
--------------------------
     Todd Parker

 /s/ William L. Sammons        Director                             May 22, 2002
--------------------------
     William L. Sammons

/s/ Oscar S. Schafer           Director                             May 22, 2002
--------------------------
    Oscar S. Schafer

/s/ Robert G. Sterne           Director                             May 22, 2002
--------------------------
    Robert G. Sterne

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.    Description
-----------    -----------

5.1*           Opinion of Graubard Miller

10.1 Stock Option Agreement issued to Jeffrey L. Parker by the Registrant dated October 11, 1993 (Incorporated by reference to
               Exhibit 10.13 from Registration Statement on Form SB-2 No. 33-70588-A)

23.1* Consent of PricewaterhouseCoopers LLP, independent certified public accountants for Registrant

23.2*          Consent of Graubard Miller (included in Exhibit 5.1)

24.1*          Power of Attorney (included on the signature page hereto.)

----------

*    Filed herewith